content="text/html; charset=iso-8859-1"> S.Y. Bancorp, Inc. Exhibit 99.2 to Form 8-K
S. Y. BANCORP, INC.
P.O. BOX 32890
LOUISVILLE, KENTUCKY 40232-2890
(502) 582-2571

Contact:	Nancy B. Davis
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-9176

S.Y. BANCORP SHAREHOLDERS REELECT THREE DIRECTORS,
APPROVE AMENDMENTS ALLOWING PREFERRED STOCK

LOUISVILLE, KY. (April 1623, 2003) -- S. Y. Bancorp, Inc. (AMEX -- SYI), parent company of Stock Yards Bank & Trust Company in Louisville and southern Indiana, announced that its shareholders, voting at the annual meeting today, have reelected three directors to new terms and have approved two amendments to the Company's Articles of Incorporation.

Reelected as directors to new three-year terms are: James E. Carrico, a Managing Director of Acordia of Kentucky; Bruce P. Madison, President and CEO Plumbers Supply Company, Inc.; and Jefferson T. McMahon, a private investor. Speaking to shareholders, Chairman David H. Brooks noted that two directors, Jack M. Crowner and Carl T. Fischer, Jr., will retire from the Board of Directors effective with today's meeting, in accordance with the Board's policy, and he congratulated them on their long and distinguished service to the Company.

With respect to the two amendments the Articles of Incorporation, one increased the Company's authorized common stock from 10 million to 20 million shares. These additional shares will be available for stock dividends, splits, options, public or private issuances of common stock, and other general corporate purposes. The second amendment creates a new class of preferred stock and authorizes the issuance of one million shares of preferred stock. These shares will be available for stock dividends, financing transactions, corporate mergers, acquisitions, employee benefit plans, a shareholders' rights plan, and other corporate purposes.

The Directors approved a shareholders' right plan at its February 2003 meeting, and final implementation of the plan was subject to shareholder approval of this new preferred stock. To implement the rights plan, the Board of Directors declared a dividend of one preferred share purchase right for each outstanding common share of the Company. The dividend will be paid on April 24, 2003, to shareholders of record on that date.

Details of the shareholder rights agreement are outlined in a letter to shareholders, which will be mailed to all shareholders of record on the close of business on April 24, 2003.

S. Y. Bancorp, Inc. was incorporated in 1988 as a bank holding company in Louisville, Kentucky and is the parent company of Stock Yards Bank & Trust Company, which has 18 branch locations in Kentucky and southern Indiana. Stock Yards Bank & Trust Company also maintains a loan production office in Indianapolis, Indiana. Stock Yards Bank & Trust Company was established in 1904 in Louisville, Kentucky. S. Y. Bancorp, Inc. is also the parent company of S. Y. Bancorp Capital Trust I, a Delaware statutory business trust that is a 100%-owned finance subsidiary.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Bancorp's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from results discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the market in which the Bancorp and its subsidiaries operate; competition for the Bancorp's customers from other providers of financial services; government legislation and regulation which change from time to time and over which the Bancorp has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Bancorp's customers; other risks detailed in the Bancorp's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Bancorp.